Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (No. 333-232828) on Form S-1 of Imaging3, Inc. of our report dated November 29, 2019, relating to the financial statements of Grapefruit Boulevard Investments, Inc., appearing in this Current Report on Form 8-K/A.

/s/ SingerLewak LLP

Denver, Colorado

November 29, 2019